Exhibit 10.1

ASSET PURCHASE AGREEMENT

This ASSET PURCHASE AGREEMENT (“Agreement”) is made as of May 18, 2007 (the “Effective Date”), by and among Eagle Broadband, Inc., a Texas corporation (“Seller”), and Optical Entertainment Network, Inc., a Delaware corporation (“Buyer”).

BACKGROUND

WHEREAS, Seller owns the equipment and other personal property, together with all components, parts, additions, accessions, attachments, substitutions therefore and replacements thereof, that are currently incorporated into the fiber-optic network installed and operating at the Greenspoint Technology Center in Houston, Texas, and the Harris County and Fort Bend, County Texas subdivisions of Stone Gate, Canyon Gate at the Brazos, Lakes on Eldridge, Northpointe and Rock Creek, and any homes passed by such fiber-optic network as of the Effective Date (collectively referred to herein as the “BDS Network”).

WHEREAS, subject to the terms and conditions set forth herein, Buyer desires to acquire from Seller, and Seller desires to sell to Buyer, the BDS Network in the manner and on the terms described herein.

NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements set forth in this Agreement, and intending to be legally bound, the parties agree as follows:

1.

PURCHASE AND SALE OF THE BDS NETWORK.

1.1

Acquired Assets.  On the terms contained in this Agreement, Seller shall sell, transfer and deliver to Buyer, by appropriate instruments satisfactory to Buyer and its counsel, all right, title and interest of Seller and its Affiliates in and to the BDS Network, including without limitation, all lists, records and other information pertaining to drawings, blueprints, work orders, product data, equipment, equipment maintenance, utilization, and all books, ledgers, files and business records pertaining to the BDS Network, whether evidenced in writing, electronically (including, without limitation, by computer) or otherwise.

1.2

Limited Assumed Liabilities.  At the Closing (defined below), Buyer will assume and agree to pay, defend, discharge and perform only the liabilities and obligations of Seller for payment and performance pertaining directly to the BDS Network (the “Assumed Liabilities”).

1.3

Excluded Liabilities.  Except for the Assumed Liabilities described in Section 1.2 above, Buyer shall not assume or become liable for, and shall not be deemed to have assumed or have become liable for, any other debts, liabilities or obligations of Seller of any nature whatsoever, whether accrued, absolute or contingent, whether known or unknown, whether disclosed or undisclosed, whether due or to become due and regardless of when or by whom asserted (collectively, “Excluded Liabilities”).

2.

PURCHASE PRICE AND CLOSING

2.1

Purchase Price.  Subject to the conditions contained in this Agreement, in consideration for the transfer of the BDS Network, Buyer shall (i) pay to Seller two hundred thousand dollars ($200,000) (the “Cash Payment”) and (ii) execute and deliver to Seller a promissory note, substantially in the form attached hereto as Exhibit 2.1, in the original principal amount of one million seven hundred thousand dollars ($1,700,000) (the “Note”).  The Cash Payment and the Note are collectively referred to herein as the “Purchase Price”.

2.2

Payment Upon Subsequent Sale of Buyer or the BDS Network.  In addition to the Purchase Price, in the event (i) Buyer (or Seller upon foreclosure) subsequently sells the BDS Network or (ii) Buyer is acquired by a third party (except for a “Reverse” merger into a “Shell” Corporation), Buyer shall pay Seller eight hundred thousand dollars ($800,000) by wire transfer of immediately available funds to a bank account designated in writing by Seller.

2.3

Closing.  The closing of the purchase and sale of the BDS Network (the “Closing”) will take place on June 15, 2007 (the “Closing Date”), at the offices of [Buyer or Seller].  At the Closing, Buyer shall deliver to Seller (i) the Cash Payment by wire transfer of immediately available funds to a bank account designated in writing by Seller and (ii) the Note executed by Buyer.  Following the Closing, Seller will provide Buyer any assistance reasonably requested by Buyer in transitioning the operation of the BDS Network to Buyer.

2.4

Definitions.  For purposes of this Agreement, the following terms have the meanings set forth below:

“Affiliate” means when used with respect to any Person, (a) if such Person is a corporation, any officer or director thereof and any Person which is, directly or indirectly, the beneficial owner (by itself or as part of any group) of more than twenty percent (20%) of any class of any equity security (as defined in Section 3(a)(ii) of the Securities Exchange Act of 1934, as amended) thereof, and, if such beneficial owner is a partnership, any general or limited partner thereof, or if such beneficial owner is a corporation, any Person controlling, controlled by or under common control with such beneficial owner, or any officer or director of such beneficial owner or of any corporation occupying any such control relationship, (b) if such Person is a partnership, any general or limited partner thereof and (c) any other Person which, directly or indirectly, controls or is controlled by or is under common control with such Person.  For purposes of this definition, (i) “control” (including the correlative terms “controlling,” “controlled by” and “under common control with”), with respect to any Person, shall mean possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise; and (ii) all officers, directors, and stockholders of such party shall be considered an Affiliate of such party.

“Government Entity” means any public body or authority, including courts of competent jurisdiction, domestic or foreign.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, security interest, lien, charge, restriction, adverse claim by a third party, title defect or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, any assignment or other conveyance of any right to receive income and any assignment of receivables with recourse against assignor), any filing of any financing statement as debtor under the Uniform Commercial Code or comparable law of any jurisdiction and any agreement to give or make any of the foregoing, other than liens for Taxes not yet due and payable and liens arising in the ordinary course of business and not incurred in connection with the borrowing of money.

“Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

3.

REPRESENTATIONS AND WARRANTIES CONCERNING SELLER.

As an inducement to Buyer to enter into this Agreement and to consummate these transactions, Seller represents and warrants to Buyer as follows:

3.1

Organization of Seller.  Seller is a corporation, formed and duly organized under the laws of the State of Texas, has the requisite power and authority to own and operate the BDS Network, to enter into this Agreement and to perform the terms of this Agreement.

3.2

Authority of Seller.

Seller has full power and authority to enter into this Agreement, to consummate the transactions contemplated hereby and to comply with the terms, conditions and provisions hereof.  This Agreement and each other agreement or instrument of Seller contemplated by it will be, the legal, valid and binding agreement of Seller, enforceable against Seller in accordance with its terms, except where such enforceability is limited by any applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or similar laws or equitable principles affecting the enforcement of creditor’s rights.  The execution, delivery and performance of this Agreement and the other agreements of Seller contemplated by it do not require any further authorization, the consent of or notice to any third party.  Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated herein will conflict with or result in any violation of or constitute a default under any term of any agreement, mortgage, debt instrument, indenture, or other instrument, judgment, decree, order, award, law or regulation by which Seller is bound, or result in the creation of any Lien upon the BDS Network.

3.3

Title to Property.  Except as set forth on Schedule 3.3, Seller, either directly or through its Affiliates, has good title to the BDS Network, free and clear of all Liens, claims, security interests or encumbrances of any kind.  Seller has no obligation or liability (whether known or unknown, accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due and regardless of when asserted) relating to the BDS Network.

3.4

Broker or Finder.  Neither Seller, nor any party acting on Seller’s behalf, has paid or become obligated to pay any fee or commission to any broker, finder or intermediary for or on account of the transactions contemplated herein.

3.5

Options, Warrants and Rights of First Refusal.  No Person has any option, warrant or right of first refusal to purchase the BDS Network.

3.6

Litigation.  With respect to the BDS Network, (i) there are no orders, investigations or claims pending or, to the best knowledge of Seller, threatened against Seller, or pending or threatened by either Seller against any third party, at law or in equity, or before or by any Government Entity (including any actions, suits, proceedings or investigations with respect to the transactions contemplated by this Agreement), (ii) neither Seller nor the BDS Network are subject to any arbitration proceedings under collective bargaining agreements or otherwise or any governmental investigations or inquiries, and (iii) to the best knowledge of Seller, there is no basis for any of the foregoing.

3.7

Compliance with Laws; Permits.  Seller has complied with all applicable laws relating to the operation of the BDS Network.  No notices have been received by and no claims have been filed against Seller alleging a violation of any such laws.  Seller holds all permits, licenses, certificates, accreditations and other authorizations of all Government Entities required for the conduct of its business and the ownership of the BDS Network.  No notices have been received by Seller alleging the failure to hold any permit, license, certificate, accreditation or other authorization of any Government Entity.  Seller is in substantial compliance with all terms and conditions of all material permits, licenses, accreditations and authorizations which it holds.

4.

REPRESENTATIONS AND WARRANTIES OF BUYER

As an inducement to Seller to enter into this Agreement and to consummate these transactions, Buyer represents, warrants and covenants to Seller as follows:

4.1

Organization of Buyer.  Buyer is a corporation, formed and duly organized under the laws of the State of Delaware, has the requisite power and authority to enter into this Agreement and to perform the terms of this Agreement.

4.2

Authority of Buyer.  Buyer has full power and authority to enter into this Agreement, to consummate the transactions contemplated hereby and to comply with the terms, conditions and provisions hereof.  This Agreement is, and each other agreement or instrument of Buyer contemplated by it will be, the legal, valid and binding agreement of Buyer, enforceable against Buyer in accordance with its terms, except where such enforceability is limited by any applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or similar laws or equitable principles affecting the enforcement of creditor’s rights.  Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated by it will conflict with or result in any violation of or constitute a default under any term of the certificate of incorporation or bylaws of Buyer, or any agreement, mortgage, debt instrument, indenture, franchise, license, permit, authorization, lease or other instrument, judgment, decree, order, award, law or regulation by which Buyer is bound.

4.3

Broker or Finder.  Neither Buyer nor any party acting on its behalf has paid or become obligated to pay any fee or commission to any broker, finder or intermediary for or on account of these transactions.

4.4

Litigation.  There is no action, suit or proceeding pending or, to the knowledge of Buyer threatened to which Buyer is party that questions the legality or propriety of the transaction contemplated by this Agreement.  Buyer is not subject to any order, judgment or decree, or any other restriction, that is likely to prevent or hinder the transaction contemplated by this Agreement.

5.

INDEMNIFICATION

5.1

Survival of Representations, Warranties, Etc.  The representations and warranties of Seller and Buyer contained in this Agreement shall survive the Closing and remain in full force and effect until one year after the Closing Date (the “Expiration Date”).  All representations and warranties contained in this Agreement and all claims with respect thereto shall terminate on the Expiration Date; provided that if notice of any claim for indemnification pursuant to Section 5.2(ii) or 5.3(ii) shall have been given prior to the Expiration Date and such notice describes with reasonable specificity or description the circumstances with respect to which such indemnification claim relates, such indemnification claim shall survive until such time as such claim is finally resolved.

5.2

Seller Indemnification.  Seller agrees to indemnify Buyer and its officers, directors, employees, agents, representatives, Affiliates, successors and assigns (collectively, the “Buyer Parties”), and hold it and them harmless against any loss, liability, deficiency, damage or expense (including legal expenses and costs and including interest and penalties) (a “Loss”) that any of the Buyer Parties may suffer, sustain or become subject to, as a result of (i) any breach of any covenant or agreement of Seller herein; (ii) the inaccuracy or breach of any representation or warranty made by Seller in this Agreement; (iii) any claims of any brokers or finders claiming by, through or under Seller, (iv) the assertion against any of the Buyer Parties of any liability or claim relating to any Excluded Liability, or (v) the operation of the BDS Network prior to April 1, 2006.

5.3

Buyer Indemnification.  Buyer agrees to indemnify Seller and its officers, directors, employees, agents, representatives, Affiliates, successors and assigns (collectively, the “Seller Parties”) and hold the Seller Parties harmless against any Loss that any of the Seller Parties may suffer, sustain or become subject to, as the result of (i) any breach of any covenant or agreement of Buyer herein; (ii) the inaccuracy or breach of any representation or warranty made by Buyer in this Agreement; (iii) any claims of any brokers or finders claiming by, through or under Buyer, (iv) the assertion against any of the Seller Parties of any liability or claim relating to any Assumed Liability, or (v) the operation of the BDS Network on and after April 1, 2006.

5.4

Defense of Claims.  If a party hereto seeks indemnification under this Section 5, such party (the “Indemnified Party”) shall give written notice (“Notice of Loss”) to the other party (the “Indemnifying Party”) of the facts and circumstances giving rise to the claim.  In that regard, if any suit, action, claim, liability or obligation (a “Proceeding”) shall be brought or asserted by any third party which, if adversely determined, would entitle the Indemnified Party to indemnity pursuant to this Section 5, the Indemnified Party shall within 30 days notify the Indemnifying Party of the same in writing, specifying in detail the basis of such claim and the facts pertaining thereto; provided, that the failure to so notify an Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder except to the extent such failure shall have harmed the Indemnifying Party.  The Indemnifying Party, if it so elects, shall assume and control the defense of such Proceeding (and shall consult with the Indemnified Party with respect thereto), including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of expenses; provided, however, that in the event any Proceeding shall be brought or asserted by any third party which, if adversely determined, would not entitle the Indemnified Party to full indemnity pursuant to Section 5, the Indemnified Party may elect to participate in a joint defense of such Proceeding (a “Joint Defense Proceeding”) for which the expenses of such joint defense will be shared equally by such parties and the employment of counsel shall be reasonably satisfactory to both parties.  If the Indemnifying Party elects to assume and control the defense of a Proceeding, it will provide notice thereof within 30 days after the Indemnified Party has given notice of the matter and if such Proceeding is not a Joint Defense Proceeding, the Indemnified Party shall have the right to employ counsel separate from counsel employed by the Indemnifying Party in any such action and to participate in the defense thereof, but the fees and expenses of such counsel employed by the Indemnified Party shall be at the expense of the Indemnified Party unless (i) the employment thereof has been specifically authorized by the Indemnifying Party in writing, or (ii) the Indemnifying Party has failed to assume the defense and employ counsel.  The Indemnifying Party shall not be liable for any settlement of any Proceeding, the defense of which it has elected to assume, which settlement is effected without the written consent of the Indemnifying Party; provided that no settlement of a Joint Defense Proceeding may be effected without the written consent of both parties.  If there shall be a settlement to which the Indemnifying Party consents or a final judgment for the plaintiff in any Proceeding, the defense of which the Indemnifying Party has elected to assume, the Indemnifying Party shall indemnify the Indemnified Party with respect to the settlement or judgment.  If the Indemnifying Party elects to assume and control the defense or in the event of a Joint Defense Proceeding, the Indemnified Party shall take all reasonable efforts necessary to assist the Indemnifying Party in such defense.

5.5

Payments.  Any payment pursuant to a claim for indemnification shall be made as follows:

(a)

If the Notice of Loss with respect to a claim does not relate to a Proceeding brought by a third party, then the Indemnifying Party shall have 30 days to object to any of the subject matter and any of the amounts of the Losses set forth in the Notice of Loss, as the case may be, by delivering written notice of objection thereof to the Indemnified Party.  If the Indemnifying Party fails to send a notice of objection to the Notice of Loss within such 30 day period, then the Indemnifying Party shall be deemed to have agreed to the Notice of Loss and shall be obligated to immediately pay to the Indemnified Party the portion of the amount specified in the Notice of Loss to which the Indemnifying Party has not objected.  If the Indemnifying Party sends a timely notice of objection, then the Indemnifying Party and the Indemnified Party shall use their commercially reasonable efforts to settle (without an obligation to settle) such claim for indemnification.  If the Indemnifying Party and the Indemnified Party do not settle such dispute within 30 days after the Indemnified Party’s receipt of the Indemnifying Party’s notice of objection, then each of the Indemnifying Party and the Indemnified Party shall be entitled to seek enforcement of their respective rights under Section 5.

(b)

If the Notice of Loss with respect to a claim relates to a Proceeding brought by a third party, then the procedures set forth in Section 5.4 shall be applicable and payment shall be made not later than 30 days after the amount of the claim is finally determined.

5.6

Limitations.  In no event shall Seller or Buyer be liable for (i) any Loss unless and until the aggregate amount of all such Losses exceeds $10,000, in which case Seller or Buyer, as the case may be, shall be liable for all such Losses in excess of $10,000 or (ii) Losses that exceed a maximum aggregate liability of $1,000,000.

6.

SECURITY INTEREST

6.1

Buyer hereby grants to Seller a first priority security interest in the BDS Network, including all replacements, repairs, improvements, alterations, substitutions and additions to the BDS Network (the “Collateral”), to secure payment of the Note in accordance with the terms thereof.  Buyer agrees that the security interest will attach to the Collateral immediately upon Closing and that, to the extent necessary to give full effect to the security interest, the clause is intended to constitute a security agreement as defined in the Uniform Commercial Code of the State of Texas, as amended from time to time (the “UCC”).  Buyer authorizes Seller to file a financing statement covering the Collateral.  This security agreement is separate from and will survive the termination, expiry or disclaimer of the remaining provisions of this Agreement.  If Buyer fails to make due payment of the Note in accordance with the terms thereof, Seller, or by its agents, employees, or by a receiver appointed by Seller, may realize upon the Collateral and enforce the security interest by all or any of the remedies, methods or proceedings authorized or permitted by law, including without limitation all rights, remedies and methods available to a secured party under the UCC and any other similar statutes from time to time in force in the State of Texas.

7.

CONDITIONS OF CLOSING

7.1

The obligation of Buyer to close the transaction contemplated in this Agreement is subject to the following terms and conditions for the exclusive benefit of Buyer, to be fulfilled or performed at or prior to the Closing Date or waived in whole or in part by Buyer in its sole discretion without prejudice to any rights Buyer may otherwise have:

(a)

the representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects as of the Closing Date, with the same force and effect as if such representations and warranties were made at and as of such time; and

(b)

the BDS Network shall be free and clear of all Liens, claims, security interests or encumbrances of any kind.

7.2

The obligation of Seller to close the transaction contemplated in this Agreement is subject to the following terms and conditions for the exclusive benefit of Seller, to be fulfilled or performed at or prior to the Closing Date or waived in whole or in part by Seller in its sole discretion without prejudice to any rights Seller may otherwise have:

(a)

the representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects as of the Closing Date, with the same force and effect as if such representations and warranties were made at and as of such time; and

8.

GENERAL PROVISIONS; ADDITIONAL AGREEMENTS

8.1

Dispute Resolution.  All disputes or claims arising from this Agreement of any nature whatsoever shall be resolved by binding arbitration before JAMS in Houston, Texas.  The arbitrator shall have power to decide all matters, including arbitrability, but must decide all disputes in accordance with Texas law.  The arbitrator shall allow limited discovery to enable the parties to present their case, but will be mindful of the parties’ mutual desire to avoid the expense of broad discovery typically allowed in civil litigation.  Judgment on the arbitrator’s award shall be final and binding and may be entered in any competent court.  BY AGREEING TO ARBITRATE, ALL PARTIES ARE WAIVING ANY RIGHT TO A JURY TRIAL.

8.2

Public Announcements.  Neither Seller nor Buyer will, without the approval of the other (which may not be unreasonably withheld), make any press release or other public announcement concerning these transactions, except as and to the extent that such party will be so obligated by law, in which case the other party will be advised and Buyer and Seller will use their best efforts to cause a mutually agreeable release or announcement to be issued.

8.3

Assignment; Binding Effect.  This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of Buyer, Seller and their respective successors and assigns.  Neither this Agreement nor any rights, benefits or obligations set forth herein may be assigned by Seller or Buyer, except that either party may assign this Agreement and any of the provisions hereof to any Affiliate of such party without the consent of the other party.  In addition, Buyer may assign its rights under this Agreement for collateral security purposes to any lenders providing financing to Buyer (or its permitted assignees) without the consent of Seller.

8.4

Governing Law.  This Agreement will be governed by, and construed and enforced in accordance with, the laws of the State of Texas, without regard to its conflicts of law provisions.

8.5

Notices.  All notices or other communications required or permitted hereunder will be in writing and will be deemed given when delivered personally, by registered or certified mail, by legible facsimile transmission, electronic mail or by prepaid overnight courier addressed as follows:

If to Buyer, to:

Optical Entertainment Network, Inc.
4321 West Sam Houston Parkway North, Suite 100
Houston, TX 77043
Attention: Albert J. Estrada, President & CEO
Fax: (281) 561-8994
Email: albert.estrada@fision.net

If to Seller, to:

Eagle Broadband, Inc.
101 Courageous Drive
League City, TX 77573
Attention: David Micek, President and CEO
Fax: (281) 538-4730
Email: dmicek@eaglebroadband.com

Notice will be deemed received the same day (when delivered personally, via electronic mail or by facsimile transmission), 5 days after mailing (when sent by registered or certified mail) and the next business day (when delivered by overnight).  Any party to this Agreement may change its address to which all communications and notices may be sent by addressing notices of such change in the manner provided.

8.6

Specific Performance.  Seller and Buyer acknowledge and agree that the other party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached.  Accordingly, Seller and Buyer agree that the other party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court in the United States or in any state having jurisdiction over the parties and the matter in addition to any other remedy to which they may be entitled pursuant hereto.

8.7

Entire Agreement; Amendments.  This Agreement is an integrated document, contains the entire agreement between the parties, wholly cancels, terminates and supersedes any and all previous and/or contemporaneous oral agreements, negotiations, commitments and writings between the parties hereto with respect to such subject matter, including without limitation, the letter agreement dated May 8, 2007, previously executed by Buyer and Seller.  No change, modification, extension, termination, notice of termination, discharge, abandonment or waiver of this Agreement or any of its provisions, nor any representation, promise or condition relating to this Agreement, will be binding upon any party unless made in writing and signed by such party.  The parties further agree that the prior drafts of this Agreement will not be used to interpret this Agreement and will not be admissible into evidence at any time.

8.8

Waivers.  Any term or provision of this Agreement may be waived, or the time for its performance may be extended, by the party or parties entitled to the benefit thereof, but any such waiver must be in writing.  The failure of any party to enforce at any time any provision of this Agreement will not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part of it or the right of any party thereafter to enforce each and every such provision.  No waiver of any breach of this Agreement will be held to constitute a waiver of any other or subsequent breach.

8.9

Expenses.  Except as otherwise provided in this Agreement, Buyer and Seller will each pay their own costs and expenses incident to its negotiation and preparation of this Agreement and to its performance and compliance with all agreements and conditions on its part to be performed or complied with, including the fees, expenses and disbursements of its counsel and accountants; provided that in any action to enforce the terms of this Agreement, the prevailing party in such action will be entitled to recover its reasonable attorneys’ fees and costs incurred in connection with such action, together with interest, plus the cost of collection thereof.

8.10

Partial Invalidity.  Wherever possible, each provision will be interpreted in such manner as to be effective and valid under applicable law, but in case any one or more of these provisions will, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability will not affect any other provisions of this Agreement, and this Agreement will be construed as if such invalid, illegal or unenforceable provision or provisions had never been contained herein, unless the deletion of such provision or provisions would result in such a material change as to cause the completion of these transactions to be unreasonable.

8.11

Further Assurances.  From time to time following the Closing, either party will: (a) promptly deliver to the other party any cash or other property that it may receive that is for the account of such other party; and (b) at the request of such other party and without further consideration, execute and deliver to such other party such other instruments of conveyance and transfer as such other party may reasonably request or as may be otherwise necessary to more effectively consummate the transactions contained herein.

8.12

Counterparts.  This Agreement may be executed in two or more counterparts, each of which will be considered an original instrument and all of which together will be considered one and the same agreement, and will become effective when counterparts, that together contain the signatures of each party hereto, will have been delivered to Buyer and Seller.  Delivery of executed signature pages by facsimile transmission will constitute effective and binding execution and delivery of this Agreement.

8.13

Third-Party Beneficiaries.  This Agreement will not confer any rights or remedies upon any Person other than the parties to this Agreement and their respective heirs, successors and permitted assigns.

8.14

Confidentiality.  After the Closing, Seller shall continue to maintain the confidentiality of all information, documents and materials relating to the BDS Network, including all such materials which remain in the possession of Seller, except to the extent disclosure of any such information is required by law or authorized by Buyer or reasonably occurs in connection with disputes over the terms of this Agreement, and Buyer shall maintain the confidentiality of all information, documents and materials relating to Seller (other than that relating to the BDS Network) which Buyer has obtained in connection with this Agreement or with the transactions contemplated herein, except to the extent disclosure of any such information is required by law or authorized by Seller or reasonably occurs in connection with disputes over the terms of this Agreement.  In the event that any party reasonably believes after consultation with counsel that it is required by law to disclose any confidential information described in this Section 8.14, the disclosing party will (a) provide the other party with prompt notice before such disclosure in order that any party may attempt to obtain a protective order or other assurance that confidential treatment will be accorded such confidential information, and (b) cooperate with the other party in attempting to obtain such order or assurance.  The provisions of this Section 8.14 shall not apply to any information, documents or materials which are, as shown by appropriate written evidence, in the public domain or, as shown by appropriate written evidence, shall come into the public domain, other than by reason of breach by the applicable party bound hereunder or its Affiliates.

*            *            *            *

IN WITNESS WHEREOF, the parties have caused this Asset Purchase Agreement to be executed as of the date first above written.

EAGLE BROADBAND, INC.

By:	/s/ David Micek
Name:	David Micek
Title:	President and CEO

OPTICAL ENTERTAINMENT GROUP, INC.

By:	/s/ Albert Estrada
Name:	Albert Estrada
Title:	President and Chief Executive Officer

Exhibit 2.1

SECURED PROMISSORY NOTE

$1,700,000.00	League City, Texas	June 15, 2007

FOR VALUE RECEIVED, the undersigned, Optical Entertainment Network, Inc., a Delaware corporation (“Maker”), whose address is 4321 West Sam Houston Parkway North, Suite 100, Houston, Texas 77043, hereby unconditionally promises to pay to Eagle Broadband, Inc. (“Payee”), at Payee’s offices at 101 Courageous Drive, League City, Texas 77573, the principal sum of One Million Seven Hundred Thousand and No/100 Dollars ($1,700,000.00), in lawful money of the United States of America, together with interest on the unpaid principal balance (compounded monthly on the basis of a 360-day year) at the per annum rate of nine percent (9%).

1.

Definitions.  The following terms shall have the meanings assigned to them in this Section 1.

“Asset Purchase Agreement” means the Asset Purchase Agreement dated as of the date hereof, executed by Maker and Payee

“Business Day” means any day other than a Saturday, Sunday or other day on which banks are authorized to be closed under the laws of the State of Texas.

“Maximum Rate,” means the maximum non-usurious interest rate that at any time may be contracted for, taken, reserved, charged, or received on the indebtedness evidenced by this Note.

“Note” shall refer to and mean this Secured Promissory Note.

“Security Agreement” means the security agreement set forth in Section 6.1 of the Asset Purchase Agreement.

2.

Payment of Principal and Interest.  All payments of principal and accrued interest on this Note, computed as aforesaid, shall be made via wire transfer and shall be due and payable as follows:

(a)

Beginning on July 15, 2007, and continuing on the fifteenth (15th) day of each month thereafter up to and including June 15, 2008, Maker shall pay Payee via wire transfer One Hundred Thousand Dollars ($100,000.00); and

(b)

On July 15, 2008, Maker shall pay Payee via wire transfer Six Hundred Thirteen Thousand Two Hundred Seventy-eight and 44/100 Dollars ($613,278.44).

All past due principal of, and, to the extent permitted by applicable law, past due interest on this Note shall bear interest until paid at the Maximum Rate, or if no Maximum Rate is established by applicable law, then at the rate of 18% per annum.

3.

Payment Dates.  Should a payment on this Note become due and payable on any day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day.  All payments made to Payee by Maker hereunder shall be applied first to accrued interest and then to principal in accordance with the Schedule A attached to this Note.  Payments received by Payee after 2:00 p.m. on any Business Day shall be deemed to have been received on the following Business Day.

4.

Optional Prepayment.  Maker may prepay this Note, in whole or in part, at any time and from time to time, without premium or penalty.  Any prepayment made hereunder shall be made together with interest accrued on the principal amount being prepaid (through the date of such prepayment).

5.

Security.  This Note is secured by the collateral described in the Security Agreement.

6.

Events of Default; Acceleration; Recourse.  An Event of Default (herein so called) shall exist under this Note if any one or more of the following events shall occur and be continuing:

(a)

Maker shall fail to pay when due any principal or interest on this Note and such default in payment is not cured within five (5) days of any payment due date set forth in Section 2 of this Note;

(b)

Maker fails to perform any of the covenants or agreements of Maker contained herein or in the Security Agreement and such failure is not cured within thirty (30) days after written notice of same is sent to Maker;

(c)

Maker shall: (i) apply for or consent to the appointment of a receiver, trustee, or intervenor, custodian or liquidator of all or a substantial part of its assets, (ii) be adjudicated as bankrupt or insolvent or file a voluntary petition for bankruptcy or admit in writing that he is unable to pay its debts as they become due, (iii) make a general assignment for the benefit of creditors, (iv) file a petition or answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy or insolvency laws, or (v) file an answer admitting the material allegations of, or consent to, or default in answering, a petition filed against him in any bankruptcy, reorganization, or insolvency proceeding, or any action for the purpose of effecting any of the foregoing; or (vi) an order, judgment or decree shall be entered by any court of competent jurisdiction or other competent authority approving a petition appointing a receiver, trustee, intervenor or liquidator of all of its assets, and such order, judgment or decree shall continue unstayed and in effect for a period of sixty (60) days.

If Maker fails or refuses to pay any part of the principal of or interest upon this Note as the same becomes due, or upon the occurrence of an Event of Default hereunder, then in any such event the holder hereof may, at its option (i) declare the entire unpaid balance of principal and accrued interest on this Note to be immediately due and payable without notice, (ii) reduce any claim to judgment, (iii) foreclose any liens or security interest securing all or any part hereof, or (iv) demand, pursue and enforce any of Payee’s rights and remedies, pursuant to any applicable law or agreement.  Each right and remedy available to Payee shall be cumulative of and in addition to each other such right and remedy.  No delay on the part of Payee in the exercise of any right or remedy available to Payee shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude other or further exercise thereof or exercise of any other such right or remedy.

7.

Notice.  Whenever this Note requires or permits any notice, approval, request or demand from one party to another, the notice, approval, request or demand must be in writing and shall be deemed to have been given when personally served or when deposited in the United States mail, registered or certified, return receipt requested, addressed to the party to be notified at the following address (or at such other address as may have been designated by written notice):

Maker:

Optical Entertainment Network, Inc.

3001 Knox Street, Suite 401

Houston, Texas 77043

Payee:

Eagle Broadband, Inc.

101 Courageous Drive

League City, Texas 77573

8.

Miscellaneous.

(a)

Governing Law; etc.  This Note is being executed and delivered, and is intended to be performed, in the State of Texas.  Except to the extent that the laws of the United States may apply to the terms hereof, the substantive laws of the State of Texas shall govern the validity, construction, enforcement and interpretation of this Note.  In the event of a dispute involving this Note or any other instruments executed in connection herewith, the parties irrevocably agree that exclusive venue for such dispute shall lie in any court of competent jurisdiction in Galveston County, Texas, and the parties waive any claim that such forum is inappropriate or inconvenient.

(b)

Limitations on Interest.  Regardless of any provisions contained in this Note, Payee shall never be deemed to have contracted for or be entitled to receive, collect or apply as interest on this Note, any amount in excess of the Maximum Rate, and, in the event Payee ever receives, collects or applies as interest any such excess, such amount which would be excessive interest shall be applied to the reduction of the unpaid principal balance of this Note, and, if the principal balance of this Note is paid in full, any remaining excess shall forthwith be paid to Maker.  In determining whether or not the interest paid or payable under any specific contingency exceeds the Maximum Rate, Maker and Payee shall, to the maximum extent permitted under applicable law, (i) characterize any non-principal payment (other than payments which are expressly designated as interest payments hereunder) as an expense or fee, rather than as interest, (ii) exclude voluntary prepayments and the effect thereof, and (iii) spread the total amount of interest throughout the entire contemplated term of this Note so that the interest rate is uniform throughout such term.

(c)

Waivers.  Maker and each surety, endorser, guarantor and other party ever liable for payment of any sums of money payable on this Note, jointly and severally waive presentment and demand for payment, protest, notice of protest, notice of intent to accelerate, notice of acceleration, and notice of default, and agree that their liability under this Note shall not be affected by any renewal or extension in the time of payment hereof, or by any increases or indulgences, or by any release or change in any security for the payment of this Note, and hereby consent to any and all renewals, extensions, increases, indulgences, releases or changes, regardless of the number of such renewals, extensions, increases, indulgences, releases or changes.

(d)

Costs of Collection.  If this Note is not paid when due or if an Event of Default occurs, Maker promises to pay all costs of enforcement and collection, including reasonable attorney’s fees, whether or not any action or proceeding is brought to enforce the provision hereof.

(e)

Partial Invalidity.  The unenforceability or invalidity of any provision of this Note shall not affect the enforceability or validity of any other provision of this Note.

(f)

Amendment.  This Note may be amended or modified only by written instrument duly executed by both Maker and Payee.

THIS NOTE REPRESENTS THE FINAL AGREEMENT BETWEEN MAKER AND PAYEE CONCERNING THE MATTERS HEREIN AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

MAKER:
Optical Entertainment Network, Inc.,
a Delaware corporation
By:
Albert Estrada
Chief Executive Officer

Schedule A to
9% Secured Promissory Note dated
June 15, 2007

Payment Date	Accrued Interest	Payment Amount	Principal Balance After Payment
			$ 1,700,000.00
July 15, 2007	$ 12,750.00	$ 100,000.00	1,612,750.00
August 15, 2007	12,095.63	100,000.00	1,524,845.63
September 15, 2007	11,436.34	100,000.00	1,436,281.97
October 15, 2007	10,772.11	100,000.00	1,347,054.08
November 15, 2007	10,102.91	100,000.00	1,257,156.99
December 15, 2007	9,428.68	100,000.00	1,166,585.67
January 15, 2008	8,749.39	100,000.00	1,075,335.06
February 15, 2008	8,065.01	100,000.00	983,400.07
March 15, 2008	7,375.50	100,000.00	890,775.57
April 15, 2008	6,680.82	100,000.00	797,456.39
May 15, 2008	5,980.92	100,000.00	703,437.31
June 15, 2008	5,275.78	100,000.00	608,713.09
July 15, 2008	4,565.35	613,278.44	0.00

Schedule 3.3

1.

Security interest held by Dutchess Private Equities Fund, Ltd., under the Amended and Restated Security Agreement dated February 2, 2007.

2.

Security interest held by LSQ Funding Group, L.C., under the Factoring and Security Agreement dated May 11, 2007.

3.

Tax lien filed by the State of Texas on December 5, 2005, against Clearworks Communications, Inc., a wholly owned subsidiary of Seller, in Galveston County and Harris County, Texas, related to a state sales tax assessment.